EXHIBIT 99.3


                            CERTIFICATE OF FORMATION

                                       OF

                         METROPOLIS REALTY HOLDINGS LLC

         This Certificate of Formation of Metropolis Realty Holdings LLC (the "LLC"), dated as of May 6, 2002, is being duly executed and filed by Lorne M. Smith, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is Metropolis Realty Holdings LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the date first written above.


                                                /s/ Lorne M. Smith
                                                --------------------------------
                                                Lorne M. Smith
                                                Authorized Person



                                       1